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                                                                     EXHIBIT (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" and to the incorporation by reference of our report dated August 13, 2008 in the Registration Statement (Form N-1A) and related Prospectuses and Statement of Additional Information of the Van Kampen Capital Growth Fund (formerly known as Van Kampen Pace Fund) filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 63 to the Registration Statement under the Securities Act of 1933 (Registration No. 2-31417).

                                    ERNST & YOUNG LLP
                                    -----------------
                                    ERNST & YOUNG LLP

Chicago, Illinois
October 27, 2008